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Exhibit 99.1

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of Avaya Inc.:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in shareholders' deficit and of cash flows present fairly, in all material respects, the financial position of Expanets, Inc. and its subsidiaries (the "Company") as of September 30, 2003 and December 31, 2002, and the results of their operations and their cash flows for the nine months ended September 30, 2003 and the year ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the management of Avaya Inc. and the Company; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The Company, as discussed in Note 1 to the accompanying financial statements, was a majority-owned subsidiary of NorthWestern Growth Corporation, a wholly-owned subsidiary of NorthWestern Corporation (collectively, "NorthWestern"), and had extensive transactions and relationships with NorthWestern. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties. In November 2003, substantially all of the assets and certain liabilities of the Company were acquired by Avaya Inc.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Florham Park, New Jersey
February 9, 2004

EXPANETS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands)

	Nine Months Ended September 30, 2003	Year Ended December 31, 2002
SALES	$504,450	$755,099
COST OF SALES	296,718	479,254

GROSS MARGIN	207,732	275,845

OPERATING EXPENSES
Selling, general and administrative	209,996	374,966
Depreciation and amortization	41,947	59,774

TOTAL OPERATING EXPENSES	251,943	434,740

OPERATING LOSS	(44,211)	(158,895)
Gain on extinguishment of debt	27,292	—
Other income, net	24,569	31,574
Interest expense	(21,660)	(30,745)

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(14,010)	(158,066)
Provision for income taxes	(4,447)	(618)

LOSS FROM CONTINUING OPERATIONS	(18,457)	(158,684)

Loss from discontinued operations (including loss on disposal of $9,760 for the nine months ended September 30, 2003)	(10,848)	(951)
Benefit for income taxes	4,197	368

LOSS FROM DISCONTINUED OPERATIONS	(6,651)	(583)

NET LOSS	$(25,108)	$(159,267)

Net Loss Available to Common Shareholders:
Net loss	$(25,108)	$(159,267)
Preferred stock dividends	—	(43,441)

Net loss available to common shareholders	$(25,108)	$(202,708)

See Notes to Consolidated Financial Statements.

EXPANETS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except for share amounts)

	As of
	September 30, 2003	December 31, 2002
ASSETS
Current assets:
Cash and cash equivalents	$4,318	$6,389
Restricted cash	2,000	—
Receivables, less allowances of $38,448 and $75,050 as of September 30, 2003 and December 31 2002, respectively	81,453	98,659
Inventory	120,708	129,519
Other current assets	5,854	7,529
Current assets of discontinued operations	—	1,282

TOTAL CURRENT ASSETS	214,333	243,378
Property and equipment, net	56,363	68,679
Goodwill	86,411	86,411
Intangible assets, net	115,397	141,830
Other assets	7,953	6,745
Other assets of discontinued operations	—	8,146

TOTAL ASSETS	$480,457	$555,189

LIABILITIES
Current liabilities:
Accounts payable	$45,380	$54,249
Line of credit to Avaya	—	38,299
Due to NorthWestern	216,011	177,934
Current portion of long-term debt and obligations under capital leases	35,042	4,249
Deferred revenue	111,829	140,515
Customer deposits	49,759	34,008
Other current liabilities	39,151	71,844
Current liabilities of discontinued operations	—	674

TOTAL CURRENT LIABILITIES	497,172	521,772

Note payable to Avaya	—	26,754
Long-term debt and obligations under capital leases	7,726	6,696
Other liabilities	7,793	6,999
Other liabilities of discontinued operations	—	94

TOTAL NON-CURRENT LIABILITIES	15,519	40,543

See Notes to Consolidated Financial Statements.

EXPANETS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except for share amounts)

	As of
	September 30, 2003	December 31, 2002
Commitments and contingencies
Mandatorily redeemable preferred stock, par value $0.0001 per share
Series B, 100,000 shares authorized, 100,000 shares issued as of September 30, 2003 and December 31, 2002; redeemable for $110,000 as of September 30, 2003	100,000	100,000
Series C, 100,000 shares authorized, 19,962 shares issued as of September 30, 2003 and December 31, 2002; redeemable for $219,586 as of September 30, 2003	199,624	199,624
Series F, 64 shares authorized, 62 shares issued as of September 30, 2003 and December 31, 2002; redeemable for $68,200 as of September 30, 2003	62,000	62,000
Series G, 5 shares authorized, 2 shares issued as of September 30, 2003 and December 31, 2002; redeemable for $2,200 as of September 30, 2003	2,000	2,000
Mandatorily redeemable common stock, par value $0.001 per share
Class A, 400,000,000 shares authorized, no shares and 29,460,385 shares issued as of September 30, 2003 and December 31, 2002	—	30
Class B, 50,000,000 shares authorized, no shares and 50,000 shares issued as of September 30, 2003 and December 31, 2002, respectively	—	—
SHAREHOLDERS' DEFICIT
Preferred stock, par value $0.0001 per share
Series A, 600,000 shares authorized, 198,888 issued as of September 30, 2003 and December 31, 2002	33,148	33,148
Series D, no shares and 15,000 shares authorized as of September 30, 2003 and December 31, 2002, respectively, no shares and 15,000 issued as of September 30, 2003 and December 31, 2002, respectively	—	15,000
Series E, no shares and 59,652 shares authorized as of September 30, 2003 and December 31, 2002, respectively, no shares and 59,652 issued as of September 30, 2003 and December 31, 2002, respectively	—	145,000
Common stock, par value $0.001 per share
Class A, 400,000,000 shares authorized, 29,460,385 shares and no shares issued as of September 30, 2003 and December 31, 2002, respectively	30	—
Class B, 50,000,000 shares authorized, 50,000 shares and no shares issued as of September 30, 2003 and December 31, 2002, respectively	—	—
Class C, 60,000,000 shares authorized, 13,581,304 issued as of September 30, 2003 and December 31, 2002	14	14
Additional paid-in capital	217,576	57,576
Accumulated deficit	(603,250)	(578,142)
Less treasury stock at cost, 4,874 shares of Series A preferred stock, 29,460,385 shares of Class A common stock and 4,792,920 shares of Class C common stock as of September 30, 2003 and December 31, 2002	(43,376)	(43,376)

TOTAL SHAREHOLDERS' DEFICIT	(395,858)	(370,780)

TOTAL LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK AND SHAREHOLDERS' DEFICIT	$480,457	$555,189

See Notes to Consolidated Financial Statements.

EXPANETS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT
(dollars in thousands)

	Nine Months Ended September 30, 2003	Year Ended December 31, 2002
PREFERRED STOCK:
Series A
Beginning balance	$33,148	$33,148

Ending balance	$33,148	$33,148

Series D
Beginning balance	$15,000	$15,000
Extinguishment of preferred stock as part of Avaya settlement	(15,000)	—

Ending balance	$—	$15,000

Series E
Beginning balance	$145,000	$145,000
Extinguishment of preferred stock as part of Avaya settlement	(145,000)	—

Ending balance	$—	$145,000

COMMON STOCK:
Class A
Beginning balance	$—	$—
Lapsing of redemption rights	30	—

Ending balance	$30	$—

Class B
Beginning balance	$—	$—
Lapsing of redemption rights	—	—

Ending balance	$—	$—

Class C
Beginning balance	$14	$14

Ending balance	$14	$14

ADDITIONAL PAID-IN CAPITAL:
Beginning balance	$57,576	$57,576
Extinguishment of preferred stock as part of Avaya settlement	160,000	—

Ending balance	$217,576	$57,576

ACCUMULATED DEFICIT:
Beginning balance	$(578,142)	$(375,434)
Preferred stock dividends	—	(43,441)
Net loss	(25,108)	(159,267)

Ending balance	$(603,250)	$(578,142)

TREASURY STOCK:
Beginning balance	$(43,376)	$(37,404)
Class A common stock put to Company by holders	—	(5,972)

Ending balance	$(43,376)	$(43,376)

TOTAL SHAREHOLDERS' DEFICIT	$(395,858)	$(370,780)

See Notes to Consolidated Financial Statements.

EXPANETS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)

	Nine Months Ended September 30, 2003	Year Ended December 31, 2002
OPERATING ACTIVITIES:
Net loss	$(25,108)	$(159,267)
Loss from discontinued operations	(6,651)	(583)

Loss from continuing operations	(18,457)	(158,684)
Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Depreciation and amortization	41,947	59,774
Provision for uncollectible receivables	4,040	50,169
Deferred income taxes	(10,286)	(60,882)
Deferred tax asset valuation allowance	10,286	60,882
Amortization of debt discount	568	3,017
Gain on extinguishment of debt	(27,292)	—
Changes in operating assets and liabilities:
Restricted cash	(2,000)	—
Accounts receivable	13,166	(28,234)
Inventory	8,811	27,681
Accounts payable	(8,869)	(1,868)
Due to NorthWestern	20,674	73,937
Due to Avaya	(11,144)	(99,953)
Deferred revenue	(28,686)	(32,374)
Customer deposits	15,751	(4,726)
Other	(17,737)	21,903

NET CASH USED FOR OPERATING ACTIVITIES	(9,228)	(89,358)

INVESTING ACTIVITIES:
Capital expenditures	(2,909)	(10,288)
Proceeds from the sale of assets	2,267	2,775

NET CASH USED FOR INVESTING ACTIVITIES	(642)	(7,513)

FINANCING ACTIVITIES:
Repayment of debt	(6,954)	(14,906)
Net proceeds from NorthWestern	17,403	105,765
Capital stock put to the Company	(2,650)	(1,149)

NET CASH PROVIDED BY FINANCING ACTIVITIES	7,799	89,710

Net decrease in cash and cash equivalents	(2,071)	(7,161)
Cash and cash equivalents at beginning of period	6,389	13,550

Cash and cash equivalents at end of period	$4,318	$6,389

See Notes to Consolidated Financial Statements.

EXPANETS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except for share amounts)

1.     BACKGROUND AND BASIS OF PRESENTATION

Background

        Expanets, Inc. and subsidiaries (the "Company" or "Expanets") was formed in 1998 for the purpose of acquiring and operating companies that are providers of voice and data services and solutions to customers throughout the United States. During 1998 and 1999, the Company acquired 26 United States regional companies in this industry. In 2000, the Company entered into an agreement with Lucent Technologies Inc. ("Lucent") to purchase Lucent's primary distribution function for voice communications systems for small and medium enterprises. In partial consideration for this acquisition, the Company issued to Lucent 59,652 shares of Series E preferred stock, a $15,000 promissory note convertible into the Company's Series D preferred stock and a $35,000 subordinated promissory note. On September 30, 2000, Lucent spun-off its enterprise networking business to Avaya Inc. ("Avaya"). As a result, Avaya acquired Lucent's rights and obligations with respect to the debt and equity interests. This transaction is further discussed in Note 13 to these financial statements.

        Cash required for acquisitions has been provided primarily through the issuance of preferred and common stock to the majority shareholder, NorthWestern Growth Corporation ("NGC"), which owns all issued Class B common stock and all issued Series B, Series C, Series F, and Series G preferred stock. NGC is a wholly owned subsidiary of NorthWestern Corporation. NGC and NorthWestern Corporation are hereinafter collectively referred to as "NorthWestern."

        The Company is a nationwide provider of networked communications and data products and services to small and mid-sized commercial customers, with no significant concentration of customers in any single state.

Basis of Presentation

        The accompanying consolidated financial statements of the Company have been prepared from the financial statements and accounting records of the Company and NorthWestern. As discussed in Note 13, the Company receives an allocation of expenses from NorthWestern for certain services. Management believes the assumptions and allocations underlying the consolidated financial statements are reasonable. However, the consolidated financial statements included herein may not necessarily reflect the Company's results of operations, financial position and cash flows in the future or what its results of operations, financial position and cash flows would have been had the Company been a stand-alone company during the periods presented.

        These consolidated financial statements have been prepared assuming that the Company will continue as a going concern. During the periods presented, the Company has experienced recurring losses and cash outflows from operations. The Company has received significant funding from NorthWestern and other third party financing sources. As further discussed in Note 14, in November 2003, Avaya acquired substantially all of the assets and assumed certain liabilities of the Company.

Income Taxes

        Historically, the Company has been included in the consolidated U.S. federal income tax return and various consolidated and separate income tax returns of NorthWestern. The consolidated financial statements present the Company's provision/(benefit) for income taxes and deferred income tax balances on a separate tax return basis, though such tax attributes are nontransferable as there is no formal tax sharing agreement between the Company and NorthWestern. Accordingly, the results included herein may not necessarily reflect the Company's tax obligation had it been a stand-alone company during the periods presented.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

        The consolidated financial statements include the direct and dedicated accounts and transactions for Expanets and its wholly owned subsidiaries. All intercompany transactions and balances between and among Expanets' businesses have been eliminated. Transactions between the Company and NorthWestern are included in these financial statements.

Use of Estimates

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates include an allocation of costs by NorthWestern, assessing the collectibility of accounts receivable, the use and recoverability of inventory, the realization of deferred tax assets, useful lives and impairment of tangible and intangible assets and, the valuation of the Company's capital stock for which a ready market does not exist, among others. The markets for the Company's products and services are characterized by intense competition, rapid technological development and frequent new product introductions, all of which could affect the future realizability of the Company's assets. Estimates and assumptions are reviewed periodically and the effects of revisions are reflected in the consolidated financial statements in the period they are determined to be necessary. Actual results could differ from those estimates.

Revenue Recognition

        The Company derives revenue primarily from the sale and service of communication systems and applications. In accordance with SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements," revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed and determinable, collectibility is reasonably assured, contractual obligations have been satisfied, and title and risk of loss have been transferred to the customer. In the event title has not transferred and all other contractual obligations have been satisfied, revenue is deferred until such time that title transfers, which is generally upon payment of contractually obligated amounts by the customer.

        The purchase price of the Company's systems and applications typically includes installation and a warranty for up to one year. Revenue from the direct sales of products that include installation services is recognized at the time the products are installed, after satisfaction of all the terms and conditions of the underlying customer contract. When the Company provides a combination of products and services to customers, the arrangement is evaluated under Emerging Issues Task Force Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables" ("EITF 00-21"), which was effective for the Company for transactions entered into after June 30, 2003. EITF 00-21 addresses certain aspects of accounting by a vendor for arrangements under which the vendor will perform multiple revenue generating activities. The adoption of EITF 00-21 did not have a material effect on the Company's consolidated results of operations, financial position or cash flows. The Company accrues a provision for estimated sales returns and other allowances and deferrals as a reduction of revenue at the time of revenue recognition, as required, and upon the completion of all contractual obligations.

        The Company also derives revenue from maintenance services, including services provided under contracts and on a time and materials basis. Revenue from services performed under maintenance contracts is deferred and recognized ratably over the term of the underlying customer contract or at the end of the contract, when obligations have been satisfied. For services performed on a time and materials basis, revenue is recognized upon performance.

Cash and Cash Equivalents

        The Company considers all highly liquid investments purchased with original maturities of ninety days or less to be cash equivalents. These short-term investments are stated at cost, which approximates fair market value. The Company's cash and cash equivalents are invested in investment grade institutional money market accounts.

Restricted Cash

        Restricted cash represents collateral that is required to be maintained as protection for overdrafts.

Financial Instruments

        The Company's financial instruments consist primarily of cash and cash equivalents, restricted cash, receivables, payables and other current liabilities and long-term debt. The carrying value of these instruments approximates their fair value due to the short-term and/or variable-interest rate nature of the financial instruments.

Concentration of Credit Risk

        Financial instruments that potentially subject the Company to concentration of credit risk are primarily cash and cash equivalents and accounts receivable. The Company maintains its cash balances in the form of bank demand deposits and money market accounts with financial institutions that management believes are creditworthy. The Company established an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information. The Company has no significant financial instruments with off-balance sheet risk of accounting loss, such as foreign exchange contracts, option contracts or other foreign currency hedging arrangements.

Inventory

        Inventory is stated at the lower of cost, which is calculated using a weighted average, or market. Provisions have been made to reduce slow-moving, obsolete or unusable inventories to their net realizable values. Inventory also includes finished goods, which have been installed at the customer and for which title has not yet been transferred.

Property and Equipment

        Property and equipment are stated at acquisition cost less accumulated depreciation. Depreciation is generally provided using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are depreciated using the straight-line method over the shorter of the lease term or the useful life of the improvement. Estimated lives range from three to 10 years for equipment, and up to 25 years for buildings. Depreciation expense totaled $15,514 and $20,465 for the nine months ended September 30, 2003 and the year ended December 31, 2002, respectively. Assets under capital leases were approximately $6,127 and $8,835 as of September 30, 2003 and December 31, 2002, respectively, which is net of accumulated amortization of $11,838 and $11,667 as of September 30, 2003 and December 31, 2002, respectively.

        The Company capitalizes software developed for internal use in accordance with the provisions of Statement of Position No. 98-1,"Accounting for the Costs of Computer Software Developed or

Obtained for Internal Use." Costs for general and administrative, overhead, maintenance, training, software vendor selection, business process engineering and process mapping, as well as the cost of software that does not add functionality to the existing system, are expensed as incurred. The Company capitalized approximately $35,069 of internal use software costs related to an Enterprise Resource Planning system. The majority of such costs were capitalized prior to 2002. The Company commenced amortization of this asset on March 1, 2002, when it achieved substantially full functionality. Capitalized internal use software is amortized over seven years. As of September 30, 2003 and December 31, 2002, the Company had unamortized internal use software costs of $27,751 and $31,146, respectively. Amortization expense related to internal use software was $3,395 and $3,923 for the nine months ended September 30, 2003 and the year ended December 31, 2002, respectively.

        Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized.

Goodwill and Other Intangible Assets

        Goodwill is the excess of the purchase price over the fair value of identifiable net assets acquired in business combinations accounted for as purchases. Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). Goodwill which was previously amortized on a straight-line basis over the periods benefited, is no longer being amortized to earnings, but instead is subject to periodic testing for impairment. Intangible assets determined to have definite lives are amortized over their remaining useful lives. Goodwill of a reporting unit is tested for impairment on an annual basis or between annual tests if an event occurs or circumstances change that would potentially indicate a reduction in the fair value of a reporting unit below its carrying amount. The Company has determined that it has four reporting units under SFAS 142.

        Goodwill impairment is determined using a two-step approach. The first step of the goodwill test is used to identify potential impairment by comparing the fair value of a reporting unit with its carrying amount, including goodwill. If the fair value of a reporting unit exceeds its carrying amount, goodwill of the reporting unit is not considered impaired and the second step of the impairment test is unnecessary. However, if the carrying amount of a reporting unit exceeds its fair value, the second step of the goodwill impairment test is performed to measure the amount of impairment, if any. The second step of the goodwill impairment test compares the implied fair value of the reporting unit's goodwill with the carrying amount of that goodwill. If the carrying amount of the reporting unit's goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess. No impairments were recorded during 2002 or 2003. See Note 4.

Long Lived Assets

        The Company adopted SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," ("SFAS 144") on January 1, 2002. SFAS 144 requires the Company to review long-lived assets, including intangible assets with definite lives, for impairment whenever events or other changes in circumstances indicate that the carrying amount may not be fully recoverable. In reviewing for impairment, the Company compares the carrying value of such assets to the estimated undiscounted future cash flows expected from the use of the assets and their eventual disposition. When the estimated undiscounted future cash flows are less than their carrying amount, an impairment loss is recognized equal to the difference between the assets' fair value and their carrying value. No impairments were recorded during 2002 or 2003.

Deferred Warranty Revenue

        The Company generally warrants hardware and labor for the first year after installation of voice and data systems. The Company defers warranty revenue at the completion of each installation or servicing which is determined based on estimated and historical costs charged for these services and is included in deferred revenue in the accompanying consolidated balance sheets. The Company recognizes warranty revenue over a one year period and warranty costs are expensed as incurred.

Stock-Based Compensation

        The Company's employees participate in stock option plans, which are described more fully in Note 9—Stock Option Plans. The Company applies the recognition and measurement principles of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for such stock compensation. Accordingly, no stock-based employee compensation cost related to stock options is reflected in the Company's Statements of Operations, as all options granted under the plan had an exercise price equal to or greater than the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net loss available to common shareholders as if the Company had applied the fair value recognition provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" as amended by SFAS No. 148, "Accounting for Stock-Based Compensation—Transition and Disclosure."

	Nine Months Ended September 30, 2003	Year Ended December 31, 2002
Net loss available to common shareholders, as reported	$(25,108)	$(202,708)
Total stock-based employee compensation expense determined under fair value based method, net of related tax effect	879	503

Pro forma net loss available to common shareholders	$(25,987)	$(203,211)

        The fair value of stock options used to compute pro forma net loss disclosures is the estimated fair value at grant date using the Black-Scholes option-pricing model with the following assumptions:

	Nine Months Ended September 30, 2003	Year Ended December 31, 2002
WEIGHTED AVERAGE ASSUMPTIONS
Dividend yield	0%	0%
Volatility	0%	0%
Risk-free interest rate	4.12%	4.05%
Expected holding period (in years)	9	9

Other Comprehensive Income (Loss)

        For the nine months ended September 30, 2003 and the year ended December 31, 2002, the Company did not have any transactions that were required to be reported as adjustments to determine comprehensive income (loss).

3.    RECENT ACCOUNTING PRONOUNCEMENT

FASB Interpretation No. 46

        In January 2003, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 46, "Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin No. 51" ("FIN 46"). FIN 46 requires certain variable interest entities to be consolidated by the primary beneficiary of the entity if the other equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. In October 2003, the FASB deferred the effective date of FIN 46 for all variable interest entities to the first reporting period ending after December 15, 2003. The adoption of FIN 46 did not have a material effect on the Company's consolidated results of operations, financial position or cash flows.

4.    GOODWILL AND INTANGIBLE ASSETS

        In connection with the Company's adoption of SFAS 142 on January 1, 2002, the Company reviewed the classification of its goodwill and other intangible assets, reassessed the useful lives previously assigned to other intangible assets, and discontinued amortization of goodwill. There were no adjustments made to the amortization periods or residual values of other intangible assets. Effective January 1, 2002, the Company reclassified $9,930 of intangible assets related to assembled workforce into goodwill and ceased amortization. The Company also tested goodwill for impairment by comparing the fair values of the Company's reporting units to their carrying values as of January 1, 2002 and determined that there was no impairment as the allocated fair value exceeded the carrying value for each reporting unit. As part of the adoption of SFAS 142, the Company did not identify any intangible assets having indefinite lives.

        The Company conducted its required annual impairment review as of December 31, 2002 and performed an additional impairment review as of September 30, 2003, due to NorthWestern's efforts to sell the Company. Updated valuation analyses were prepared as of September 30, 2003 using a comparative fair market value based upon offers for acquiring the Company by external third parties and as of December 31, 2002, a discounted future cash flow valuation methodology was employed to ascertain fair value. The Company did not identify an impairment, as the allocated fair value of each reporting unit exceeded its carrying value, as of September 30, 2003 and December 31, 2002.

        The following table presents the components of the Company's acquired intangible assets with definite lives:

	As of September 30, 2003			As of December 31, 2002
Definite Lived Intangible Assets	Gross Carrying Amount	Accumulated Amortization	Net	Gross Carrying Amount	Accumulated Amortization	Net
Dealer Agreement	$60,821	$21,287	$39,534	$60,821	$16,726	$44,095
Non-Compete Agreement	57,578	45,027	12,551	57,578	37,613	19,965
Assembled Workforce	41,703	20,852	20,851	41,703	16,383	25,320
Customer Lists	117,891	75,430	42,461	117,891	65,441	52,450

Total intangible assets	$277,993	$162,596	$115,397	$277,993	$136,163	$141,830

        Acquired intangible assets with definite lives are amortized over a period ranging from five to ten years. Customer lists are amortized on an accelerated basis to more appropriately reflect the useful life of this asset. Assembled workforce was acquired separately as part of the Lucent Transaction, see Note 13, and in accordance with SFAS 142 remains a separately identifiable intangible asset subject to amortization. Amortization expense for such intangible assets was $26,433 and $39,309 for the nine months ended September 30, 2003 and for the year ended December 31, 2002, respectively. As of September 30, 2003, the Company estimates remaining amortization expense to be $8,765 for the three months ended December 31, 2003, $33,598 in 2004, $23,922 in 2005, $19,414 in 2006, $17,799 in 2007 and $13,157 thereafter.

5.    SUPPLEMENTAL FINANCIAL INFORMATION

Statements of Operations Information

	Nine Months Ended September 30, 2003	Year Ended December 31, 2002
DEPRECIATION AND AMORTIZATION:
Amortization of intangible assets	$26,433	$39,309
Depreciation and amortization of property and equipment and internal use software	15,514	20,465

Total depreciation and amortization	$41,947	$59,774

OTHER INCOME, NET
Royalty fees received from Avaya	$24,131	$32,184
Other	438	(610)

Total other income, net	$24,569	$31,574

INTEREST EXPENSE
Interest on amounts due to Avaya	$3,943	$12,569
Interest on amounts due to NorthWestern	16,118	15,673
Other	1,599	2,503

Total interest expense	$21,660	$30,745

Balance Sheet Information

	As of
	September 30, 2003	December 31, 2002
INVENTORY
Finished goods held for sale and maintenance	$7,572	$8,275
Installed finished goods(1)	85,448	93,960
Work in process	27,688	27,284

Total inventory	$120,708	$129,519

(1)
Installed finished goods represents inventory installed at customer locations for which title has not passed and revenue has been deferred.

	As of
	September 30, 2003	December 31, 2002
PROPERTY AND EQUIPMENT, NET
Land, buildings, leaseholds and improvements	$6,083	$6,089
Transportation equipment	7,340	7,580
Computer equipment	59,263	57,669
Furniture and other equipment	14,068	13,094
Internal use software	35,069	35,069

Total property and equipment	121,823	119,501
Less: Accumulated depreciation and amortization	(65,460)	(50,822)

Property and equipment, net	$56,363	$68,679

	As of
	September 30, 2003	December 31, 2002
OTHER CURRENT LIABLIITIES
Accrued consulting	$6,217	$7,247
Severance and legal settlements	2,024	7,144
Subcontractors accrual	1,705	2,839
Sales tax, use and other miscellaneous tax accruals	3,050	3,909
Compensation and benefits	18,870	25,633
Share put obligation	—	5,972
Dividends	—	10,998
Lease termination	5,187	3,958
Other	2,098	4,144

Other current liabilities	$39,151	$71,844

Supplemental Cash Flow Information

	Nine Months Ended September 30, 2003	Year Ended December 31, 2002
OTHER PAYMENTS:
Interest payments	$4,198	$12,746

Income tax payments	$997	$480

	Nine Months Ended September 30, 2003	Year Ended December 31, 2002
NON-CASH TRANSACTIONS:
Property and equipment acquired through capital leases	$575	$540
Dividends payable to NorthWestern converted to due to NorthWestern	10,998	—
Dividends payable to NorthWestern converted to preferred stock	—	41,527
Gain on extinguishment of debt due to Avaya settlement	27,292	—
Preferred stock extinguished due to Avaya settlement	160,000	—
Conversion of accrued settlements and put obligation costs to notes payable	9,641	—
Note payable to NorthWestern converted to preferred stock	—	50,000

6.    DISCONTINUED OPERATIONS

        During September 2003, the Company sold its interest in the Heartland business which operated principally in Nebraska. As a result, the assets and liabilities of Heartland have been reflected in the Consolidated Balance Sheets as discontinued operations as of December 31, 2002. Additionally, the Company reflected the results of Heartland's operations as discontinued operations in the Consolidated Statements of Operations for the nine months ended September 30, 2003 and for the year ended December 31, 2002. Total revenue for Heartland was $3,244 and $6,176 for the nine months ended September 30, 2003 and the year ended December 31, 2002.

        Under the terms of the sales agreement, New Vision purchased substantially all of the Heartland assets for $100 in cash, less certain working capital adjustments and certain other liabilities, plus a note receivable in the amount of $550. At closing, the Company recognized a loss on sale of $9,760.

        Listed below are the aggregate major classes of all of the assets and liabilities of Heartland as of December 31, 2002:

Accounts receivable, net	$609	Accounts payable	$109
Inventory	669	Deferred revenue	427
Other current assets	4	Other current liabilities	138

Current assets of discontinued operations	1,282	Current liabilities of discontinued operations	674
Property and equipment, net	174	Other liabilities	94

Goodwill	6,519
Intangible assets, net	1,453

Total assets of discontinued operations	$9,428	Total liabilities of discontinued operations	$768

7.    FINANCING ARRANGEMENTS

        Long-term debt outstanding consisted of the following:

	As of
	September 30, 2003	December 31, 2002
Capital lease obligations	$8,276	$10,732
Other notes payable	34,492	213

Total debt	42,768	10,945
Less current portion of long-term debt	35,042	4,249

Total long-term debt	$7,726	$6,696

Short-Term Borrowings

        In June 2003, the Company entered into a $25,000 credit facility ("Credit Facility") with a maturity date of June 11, 2005. Interest on the unused portion of the line of credit accrues at 0.375%. Interest on the drawn amounts under the line accrues at prime plus 1.5% or the eurodollar rate plus 3.25%. The Company may specify which interest rate it elects to use.

        The Credit Facility contains covenants, including a requirement that the Company maintains certain financial covenants relating to a minimum amount of earnings before interest, taxes, depreciation and amortization ("EBITDA").

        The Company is required to maintain EBITDA of:

  •
  $20,000 in the fiscal quarter ending September 30, 2003, calculated on an annualized basis, based upon the financial results of the six month period ended September 30, 2003;

  •
  $25,000 in the fiscal quarter ending December 31, 2003, calculated on an annualized basis, based upon the financial results of the nine month period ended December 31, 2003;

  •
  $25,000 in the fiscal quarter ending March 31, 2004, based upon the financial results of the twelve month period ended March 31, 2004;

  •
  $33,000 for each fiscal quarter thereafter, based upon the financial results of the twelve month period then ended.

        The Company was in compliance with this covenant at September 30, 2003. During 2003, the Company used this facility to secure letters of credit for vendors. There were no borrowings on this Credit Facility as of September 30, 2003. The Credit Facility has subsequently been terminated. See Note 14—Subsequent Events.

        See Note 13 for a description of the note payable due to Avaya that was transferred to a third party financing institution and reflected in "other notes payable."

Long-Term Debt and Obligations Under Capital Leases

        The Company is also obligated under various other notes payable and capital leases totaling $42,768 and $10,945 as of September 30, 2003 and December 31, 2002, respectively, which bear interest from 2% to 16.1% and are due through 2011. Various property and equipment has been pledged as collateral on these obligations. Additionally, in June 2003, two shareholders exercised their Class A common stock put options and converted their stock into notes payable. See Note 8—Capital Stock. These notes, which accrue interest at 12% per annum, are payable in monthly installments through

December 2003. As of September 30, 2003, the amount due on these notes payable was $3,241 and was included in the current portion of long-term debt.

        Scheduled maturities of short-term borrowings, long-term debt and obligations under capital leases are as follows as of September 30, 2003:

	Capital Lease Obligation	Short-Term Borrowings and Long-Term Debt	Total
3 months ended December 31, 2003	$1,374	$3,991	$5,365
2004	5,015	27,902	32,917
2005	3,404	713	4,117
2006	295	713	1,008
2007	19	713	732
Thereafter	—	2,398	2,398

Total payments due on short-term borrowings, long-term debt and obligations under capital leases	10,107	36,430	46,537
Less: Interest on future obligations	1,831	1,938	3,769

Total short-term borrowings, long-term debt and present value of obligations under capital leases	$8,276	$34,492	$42,768

8.    CAPITAL STOCK

Mandatorily Redeemable Preferred Stock

Series B

        The Company has 100,000 authorized shares of Series B preferred stock with a par value of $0.0001 per share. There were 100,000 shares issued as of September 30, 2003 and December 31, 2002. Each holder of the Series B preferred stock is entitled to 5,400 votes per share held.

        In the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, after the Company has paid, or provided for payment of, all debts and liabilities of the Company and after the Company has paid, or set aside payments, to the holders of all classes and series of stock having preference or priority over the Series B preferred stock, the holder of shares of Series B preferred stock shall be entitled to be paid $1,000 per share. If in the event that the assets of the Company are insufficient to pay the full amount, then the amount shall be paid ratably in proportion to the amounts of the respective liquidation preference of Series B preferred stock.

        Holders of the Series B preferred stock are entitled to cumulative cash dividends when and if declared by the Company's Board of Directors at an annual per share rate of 12% of liquidation value.

        The Company shall redeem for cash all outstanding shares of Series B preferred stock on the date of the consummation of an Initial Public Offering ("IPO") or sale transaction at a redemption price of 110% of the total of $1,000 per share plus dividends accrued to the redemption date.

Series C

        The Company has 100,000 authorized shares of Series C preferred stock with a par value of $0.0001 per share. There were 19,962 shares issued as of September 30, 2003 and December 31, 2002. Each holder of the Series C preferred stock is entitled to 54,000 votes per share held.

        In the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, after the Company has paid, or provided for payment of, all debts and liabilities of the Company and after the Company has paid, or set aside payments, to the holders of all classes and series of stock having preference or priority over the Series C preferred stock, the holder of shares of Series C preferred stock shall be entitled to be paid $10,000 per share. If in the event that the assets of the Company are insufficient to pay the full amount, then the amount shall be paid ratably in proportion to the amounts of the respective liquidation preference of Series C preferred stock.

        Holders of the Series C preferred stock are entitled to cumulative cash dividends when and if declared by the Company's Board of Directors at an annual per share rate of 12% of liquidation value.

        The Company shall redeem for cash all outstanding shares of Series C preferred stock on the date of the consummation of an IPO or sale transaction at a redemption price of 110% of the total of $10,000 per share plus dividends accrued to the redemption date.

Series F

        The Company has 64 authorized shares of Series F preferred stock with a par value of $0.0001 per share. There were 62 shares issued as of September 30, 2003 and December 31, 2002. Each holder of the Series F preferred stock is entitled to 5,400,000 votes per share held.

        In the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, after the Company has paid, or provided for payment of, all debts and liabilities of the Company and after the Company has paid, or set aside payments, to the holders of all classes and series of stock having preference or priority over the Series F preferred stock, the holder of shares of Series F preferred stock shall be entitled to be paid $1,000,000 per share. If in the event that the assets of the Company are insufficient to pay the full amount, then the amount shall be paid ratably in proportion to the amounts of the respective liquidation preference of Series F preferred stock.

        Holders of the Series F preferred stock are entitled to cumulative cash dividends when and if declared by the Company's Board of Directors at an annual per share rate of 12% of liquidation value.

        The Company shall redeem for cash all outstanding shares of Series F preferred stock at least ten days before the date of the consummation of an IPO or sale transaction at a redemption price of 110% of the total of $1,000,000 per share plus dividends accrued to the redemption date.

        Each holder of Series F preferred stock, at their option, may convert all or any portion of their shares into Class A common stock. Each share of Series F preferred stock shall be converted by dividing the Series F redemption price, as described above, as of the conversion date by price per share of Class A common stock.

Series G

        The Company has 5 authorized shares of Series G preferred stock with a par value of $0.0001 per share. There were 2 shares issued as of September 30, 2003 and December 31, 2002. Holders of Series G preferred stock have no voting rights.

        In the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, after the Company has paid, or provided for payment of, all debts and liabilities of the Company and after the Company has paid, or set aside payments, to the holders of all classes and series of stock having preference or priority over the Series G preferred stock, the holder of shares of Series G preferred stock shall be entitled to be paid $1,000,000 per share. If in the event that the assets of the Company are insufficient to pay the full amount, then the amount shall be paid ratably in proportion to the amounts of the respective liquidation preference of Series G preferred stock.

        Holders of the Series G preferred stock are entitled to cumulative cash dividends when and if declared by the Company's Board of Directors at an annual per share rate of 12% of liquidation value.

        The Company shall redeem for cash all outstanding shares of Series G preferred stock at least ten days before the date of the consummation of an IPO or sale transaction at a redemption price of 110% of the total of $1,000,000 per share plus dividends accrued to the redemption date.

        Subsequent to March 30, 2001, or earlier upon consummation of an IPO or sales transaction, each holder of Series G preferred stock, at their option, may convert all or any portion of their shares into Class A common stock. Each share of Series G preferred stock shall be converted by dividing the Series G redemption price, as described above, as of the conversion date by price per share of Class A common stock.

Preferred Stock

Series A

        The Company has 600,000 authorized shares of Series A preferred stock with a par value of $0.0001 per share. There were 198,888 shares issued as of September 30, 2003 and December 31, 2002. Each holder of the Series A preferred stock is entitled to one vote per share held.

        The Series A preferred stock is entitled to participate and receive a portion of any dividends declared or paid on shares of Class A common stock, Class B common stock, Class C common stock,

Class D common stock, or Series E preferred stock. These dividends are determined and calculated as though each outstanding share of Series A preferred stock had been converted into 396 shares of Class A common stock.

        In the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, after the Company has paid, or provided for payment of, all debts and liabilities of the Company and after the Company has paid, or set aside payments, to the holders of all classes and series of stock having preference or priority over the Series A preferred stock, the holder of shares of Series A preferred stock shall be entitled to be paid $166.67 per share. If in the event that the assets of the Company are insufficient to pay the full amount, then the amount shall be paid ratably in proportion to the amounts of the respective liquidation preference of Series A preferred stock.

        The Series A preferred stock shall automatically convert into shares of Class A common stock on the earlier date of the consummation of an IPO or sale transaction. The Series A preferred stock shall be converted by dividing $166.67 by the lesser of the Class A common stock value or $1.25.

Series D

        The Company has 15,000 authorized shares of Series D preferred stock with a par value of $0.0001 per share. There were no shares and 15,000 shares issued as of September 30, 2003 and December 31, 2002, respectively. Holders of Series D preferred stock have no voting rights.

        In the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, after the Company has paid, or provided for payment of, all debts and liabilities of the Company and after the Company has paid, or set aside payments, to the holders of all classes and series of stock having preference or priority over the Series D preferred stock, the holder of shares of Series D preferred stock shall be entitled to be paid $1,000 per share. If in the event that the assets of the Company are insufficient to pay the full amount, then the amount shall be paid ratably in proportion to the amounts of the respective liquidation preference of Series D preferred stock.

        The Company shall redeem for cash all outstanding shares of Series D preferred stock on the date of the consummation of an IPO or sale transaction at a redemption price of $1,000 per share.

Series E

        The Company has 59,652 authorized shares of Series E preferred stock with a par value of $0.0001 per share. There were no shares and 59,652 shares issued as of September 30, 2003 and December 31, 2002, respectively. Holders of Series E preferred stock have no voting rights.

        In the event of any dissolution, liquidation or winding up of the Company, whether voluntary or involuntary, after the Company has paid, or provided for payment of, all debts and liabilities of the Company and after the Company has paid, or set aside payments, to the holders of all classes and series of stock having preference or priority over the Series E preferred stock, the holder of shares of Series E preferred stock shall be entitled to a pro rata portion of the remaining assets along with all classes of common stock.

        Each share of Series E preferred stock shall automatically convert into shares of Class A common stock on the earlier date of the consummation of an IPO or sale transaction. If the Class A common stock value is less than or equal to $2.625 per share, then each share of Series E preferred stock would be converted into 154.33 shares of Class A common stock. If the Class A common stock value is greater than $2.625 per share, then each share of Series E preferred stock would be converted into

154.33 shares of Class A common stock multiplied by $2.625 and then divided by the Class A common stock value per share.

Common Stock

Class A

        The Company has 400,000,000 authorized shares of Class A common stock with a par value of $0.001 per share. There were 29,460,385 shares issued as of September 30, 2003 and December 31, 2002. Holders of Class A common stock are entitled to one vote per share held.

        If the Company did not consummate either an IPO or sales transaction on or prior to May 1, 2000, holders of Class A common stock have a one time right to require the Company to purchase all of their shares, but not to exceed 25% of their holding as of May 1, 2000. This put option expires upon consummation of the IPO, sales transaction, or April 30, 2003, whichever is earlier. The shareholder put price shall be determined by multiplying $7.50, defined as the base price, by the total number of Class A common stock shares put by the shareholder. The base price shall be adjusted to reflect any reclassifications, stock dividends, subdivisions, split-ups or combinations of Class A common stock shares after January 27, 1998. As such a six-for-one split of the Class A common stock on May 1, 2000 adjusted the base price to $1.25 per share. Between May 1, 2000 and December 31, 2002, all of the shareholders of Class A common stock put their shares to the Company. With the exception of two holders, all of the holders were paid in entirety by September 30, 2003. In June 2003, these two holders converted the payments into 12% interest bearing notes. The Company paid these notes in full, including accrued interest by December 31, 2003. For the nine months ended September 30, 2003, interest expense on these notes payable was $355.

Class B

        The Company has 50,000,000 authorized shares of Class B common stock with a par value of $0.001 per share. There were 50,000 shares issued as of September 30, 2003 and December 31, 2002. Holders of Class B common stock are entitled to 1/100 of one vote per share held.

        Each holder of Class B common stock, at their option, may convert all or any portion of their shares into Class A common stock prior to an IPO or sales transaction. If the holder does not convert their Class B common stock prior to an IPO or sales transaction, then upon the earlier of an IPO or sales transaction, their shares will be automatically converted. Each share of Class B common stock shall be converted into the number of shares of Class A common stock that equals all of the shares of Class A common stock, prior to any Series A preferred stock conversion, divided by 75,000.

Class C

        The Company has 60,000,000 authorized shares of Class C common stock with a par value of $0.001 per share. There were 13,581,304 shares issued as of September 30, 2003 and December 31, 2002. Holders of Class C common stock are entitled to one vote per share held.

        Each share of Class C common stock shall automatically convert into one share of Class A common stock on the earlier date of the consummation of an IPO or sale transaction.

Class D

        The Company has 60,000,000 authorized shares of Class D common stock with a par value of $0.001 per share. There were no shares issued as of September 30, 2003 and December 31, 2002. Holders of Class D common stock are entitled to one vote per share held.

        Each share of Class D common stock shall automatically convert into shares of Class A common stock on the earlier date of the consummation of an IPO or sale transaction. If the Class A common stock value is less than or equal to $5.17 per share, then each share of Class D common stock would be converted into one share of Class A common stock. If the Class A common stock value is greater than $5.17 per share, then each share of Class D common stock would be converted into the number of Class A common shares equal to $5.17 divided by the Class A common stock value per share.

9.    STOCK OPTION PLANS

        Stock options are generally granted with an exercise price equal to or above the estimated market value of a share of Class A common stock on the date of grant, have a term of ten years and vest after nine years from the date of grant. As of September 30, 2003, there were 26,471,458 stock options authorized for grant to purchase Expanets common stock under the Company's stock compensation plans. The following table summarizes information concerning options outstanding including the related transactions for the nine months ended September 30, 2003 and the year ended December 31, 2002:

	Shares (000's)	Weighted Average Exercise Price
OPTIONS OUTSTANDING AS OF DECEMBER 31, 2001	18,933	$2.05
Granted	1,237	2.63
Forfeited and Expired	(3,867)	2.15

OPTIONS OUTSTANDING AS OF DECEMBER 31, 2002	16,303	2.07
Forfeited and Expired	(1,116)	2.25

OPTIONS OUTSTANDING AS OF SEPTEMBER 30, 2003	15,187	$2.06

        The weighted average fair value of the Company's stock options granted during the year ended December 31, 2002, calculated using the Black-Scholes option-pricing model, was $2.63 per share.

        The following table summarizes the status of the Company's stock options as of September 30, 2003:

	Stock Options Outstanding			Stock Options Exercisable
Exercise Prices	Shares (000's)	Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Shares (000's)	Weighted Average Exercise Price
$1.25	2,841	4.51	$1.25	2,841	$1.25
$1.75	4,510	2.36	1.75	4,217	1.75
$2.33	2,683	5.31	2.33	2,540	2.33
$2.63	5,138	7.05	2.63	3,344	2.63
$3.00	15	0.86	3.00	15	3.00

Total	15,187	4.87	$2.06	12,957	$1.98

        At December 31, 2002, there were 12,019,089 exercisable outstanding stock options with a weighted average exercise price of $1.93.

10.    INCOME TAXES

        A reconciliation of the Company's income tax provision from continuing operations at the federal statutory rate to the income tax provision at the effective tax rate is as follows:

	Nine Months Ended 9/30/03	Year Ended 12/31/02
U.S. federal statutory income tax rate (benefit)	(35.00)%	(35.00)%
State and local income taxes, net of federal income tax effect	4.02	0.13
Non-deductible meals and entertainment	1.61	0.15
Other differences—net	0.10	0.02
Valuation Allowance	61.01	35.12

	31.74%	0.42%

        The following table presents the provision for income taxes:

	Nine Months Ended 9/30/03	Year Ended 12/31/02
PROVISION FOR INCOME TAXES:
CURRENT
Federal	$—	$—
State and local	250	250
Non-U.S.	—	—

Subtotal	250	250

DEFERRED
Federal	3,581	314
State and local	616	54
Non-U.S.	—	—

Subtotal	4,197	368

Provision for income taxes	$4,447	$618

        The components of deferred tax assets and liabilities as of September 30, 2003 and December 31, 2002 are as follows:

	As of
	September 30, 2003	December 31, 2002
DEFERRED INCOME TAX ASSETS
Amortization of intangibles	$23,694	$20,044
Accrued expenses	36,118	45,628
Net operating loss carryforwards	69,219	41,040
Allowance for doubtful accounts	14,875	29,036

Gross deferred tax assets	143,906	135,748
DEFERRED INCOME TAX LIABILITIES
Property and equipment	(16,192)	(18,320)
VALUATION ALLOWANCE	(127,714)	(117,428)

NET DEFERRED TAX ASSET	$—	$—

        As of September 30, 2003, the Company has generated federal, state and local net operating loss carryforwards (after-tax) of $69,219, which are due to expire through the year 2023. The majority of the net operating loss carryforwards will expire in excess of ten years. The increase in the net operating loss (after-tax) carryforwards for the nine months ended September 30, 2003 is $28,179. In the event of certain ownership changes in the Company, the ability to utilize the tax benefit from net operating loss carryforwards could be substantially limited.

        During the nine months ended September 30, 2003, and the year ended December 31, 2002, the valuation allowance was $127,714 and $117,428, respectively. During the nine months ended September 30, 2003, the Company recorded an increase of $10,286 to its net deferred tax asset valuation allowance. The increase in the valuation allowance is attributable principally to current year book losses.

        The valuation allowances recorded in the nine months ended September 30, 2003 and year ended December 31, 2002 were calculated in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes," which places primary importance on the Company's cumulative operating results.

11.    EMPLOYEE BENEFIT PLANS

401(k) and Profit Sharing

        The Company maintains a 401(k) and profit sharing plan for the benefit of eligible employees. The plan's provisions allow participants to contribute amounts (subject to a maximum dollar amount as specified by applicable regulations) ranging from 1% to 16% of eligible compensation, which is matched by the Company at 25% of the first 6% of employee contributions. The Company may also make discretionary profit-sharing contributions, of which none were made for the nine months ended September 30, 2003 and the year ended December 31, 2002. The Company made matching contributions under this plan of $3,824 and $5,461 for the nine months ended September 30, 2003 and the year ended December 31, 2002, respectively. Additionally, certain employees have left the Company prior to the vesting of the matching funds, therefore forfeiting unvested company matching contributions. These amounts were $414 and $588 for the nine months ended September 30, 2003 and December 31, 2002, respectively, and were credited to the Company.

Union Defined Contribution Pension Plan

        Certain employees of the Company are covered by a union-sponsored, collectively bargained, multiemployer defined contribution pension plan (the "Union Plan"). The Company contributed to the various plans and charged to expense approximately $101 and $138 for the nine months ended September 30, 2003 and the year ended December 31, 2002, respectively. These contributions are determined in accordance with the provisions of negotiated labor contracts and generally are based on the number of hours worked. The Company may be liable for its share of unfunded vested benefits, if any, related to the Union Plan. Information from the Union Plan administrators is not available to permit the Company to determine its share, if any, of unfunded vested benefits.

12.    COMMITMENTS AND CONTINGENCIES

Legal Proceedings

        From time to time, the Company is involved in legal proceedings arising in the ordinary course of business. Other than as described below, the Company believes there is no litigation pending against it that could have, individually or in the aggregate, a material adverse effect on its financial position, results of operations or cash flows.

Shareholder Class Action Lawsuit

        The Company has been named as a defendant, along with NorthWestern and certain of NorthWestern's other affiliates and other defendants, in numerous complaints purporting to be class actions under the federal securities law asserting various allegations related to NorthWestern's SEC filings, press releases and documents disseminated in connection with certain securities offerings by NorthWestern. The complaints have been consolidated in the Federal District Court for the District of South Dakota and the amended complaint alleges that the defendants misrepresented and omitted material facts concerning the business operations and financial performance of NorthWestern, the Company and other affiliates of NorthWestern, overstated NorthWestern's revenues and earnings by, among other things, maintaining insufficient reserves for accounts receivable at the Company, failing to disclose billing problems and lapses and data conversion problems, failing to make full disclosures of problems (including the billing and data conversion issues) arising from the implementation of the Company's EXPERT system, concealing losses at the Company and NorthWestern's Blue Dot subsidiary by improperly allocating losses to minority interest shareholders, maintaining insufficient internal controls, and profiting from improper related-party transactions.

        The actions have been stayed as to NorthWestern due to its bankruptcy filing described in Note 13. In October 2003, the Company, Blue Dot, and certain of NorthWestern's present and former officers and directors filed motions to dismiss the consolidated amended class action complaint for failure to state a claim, and these motions are currently pending in the District of South Dakota. The Company cannot currently predict the impact or resolution of this litigation or reasonably estimate a range of possible loss, which could be material, and the resolution of these lawsuits may have a material adverse effect on the Company's financial condition, results of operations or cash flows.

Prevailing Wage Investigation

        The Comptroller's Office of the City of New York has commenced an investigation into allegations of violations of New York's prevailing wage laws by the Company. The Company understands that the allegations have been made by some of the same individuals who have asserted employment related claims as described below. The Comptroller's office has begun processing the various claims and requested certain documentation from the Company. The Company cannot predict an outcome in this matter and the resolution of this matter may have a material adverse impact on the Company's financial condition, results of operations or cash flows.

Employment Related Claims

        The Company is subject to a number of employment related claims, including claims for wrongful termination and age, gender and racial discrimination. Additionally, some former employees have brought suit claiming a breach of their employment contracts relating to the failure to pay commissions and retention bonuses. The Company cannot predict whether or not the resolution of these matters will have a material adverse effect on the Company's financial condition, results of operations or cash flows.

SEC Investigation

        In April 2003, the SEC notified NorthWestern that it was conducting an informal inquiry relating to questions regarding restatements of NorthWestern's financial results and other accounting and financial reporting matters, including accounting matters related to the Company. In December 2003, the SEC issued a formal order of private investigation relating to these matters and issued a subpoena to the Company, among other entities, requesting the production of documents. The Company cannot predict the outcome of the investigation.

Employment Contracts

        The Company has various employment agreements with its officers and executives. These agreements provide for annual base and incentive compensation including the grant of certain stock options. Some of the agreements provide for severance payments upon a change of control or termination without cause. In November 2003, substantially all the assets and certain liabilities of the Company were acquired by Avaya. See Note 14—Subsequent Events.

Guarantees of Indebtedness and Other Off-Balance Sheet Arrangements

        The Company has various performance bonds and guarantees in place to cover the installation of equipment and inventory purchases. The maximum potential payout under these performance bonds and guarantees was $15,598 and $57,797 as of September 30, 2003 and December 31, 2002, respectively. NorthWestern issued indemnity agreements supporting the outstanding performance bonds of the Company. NorthWestern guaranteed $10,598 and $57,797 of these performance bonds and guarantees as of September 30, 2003 and December 31, 2002, respectively.

        During 2001, the Company entered into a supply arrangement with a vendor. The Company committed to purchase certain levels of inventory from this vendor. The inventory is advance purchased by the vendor and is located on site at the vendor's premise until the Company places orders. Orders are direct shipped to customer locations by the vendor. Although the vendor retains title to the inventory until it is sold by the Company to the customer, the Company has risk for all advance purchases made by the vendor on its behalf. NorthWestern has secured this purchase arrangement, on the Company's behalf with a $35,000 performance bond, which is included in the $57,797 noted above as of December 31, 2002, supported by $10,000 of cash collateral. The vendor called this performance bond in June 2003 due to uncertainties surrounding the financial stability of the Company and NorthWestern. The Company used the collateral to settle all accounts payable and working capital obligations due to this vendor. As of September 30, 2003, $9,500 was included in due to NorthWestern on the Consolidated Balance Sheet.

Operating Leases

        The Company has entered into various operating lease agreements, primarily for office space, furniture and service equipment. Minimum annual rental payments under noncancellable operating leases were as follows as of September 30, 2003:

2003	$2,676
2004	11,753
2005	9,249
2006	5,436
2007	2,569
Thereafter	1,282

$32,965

        Rent expense under operating leases was approximately $13,466 and $21,951 for the nine months ended September 30, 2003 and the year ended December 31, 2002, respectively.

Concentrations

Major Vendors

        During the nine months ended September 30, 2003, Avaya, Cisco Systems, Inc. ("Cisco") and NEC Corporation ("NEC") were manufacturers that accounted for 54%, 27% and 12% of the Company's equipment purchases for resale.

        During the fiscal year ended December 31, 2002, Avaya, Cisco and NEC were manufacturers that accounted for 67%, 14% and 11%, respectively, of the Company's equipment purchases for resale.

13.    TRANSACTIONS WITH NORTHWESTERN, LUCENT AND AVAYA

Transactions with NorthWestern

        NorthWestern initially funded the Company's operations and the cash consideration portion of the Company's acquisitions. The Company also receives an allocation of expenses from NorthWestern for certain services such as management services, including insurance, administrative support for employee benefits, transaction structuring, financial analysis, tax services and information technology. Corporate allocations charged to the Company and included in selling, general and administrative expenses were $1,500 and $8,200 for the nine months ended September 30, 2003 and the year ended December 31, 2002, respectively. The decrease reflects decreased services during the nine months ended September 30, 2003, provided by NorthWestern, which are now performed and directly expensed by the Company.

        Periodically, amounts due to NorthWestern were converted from a current payable to notes payable which bear interest at 17% per annum. Notes payable to NorthWestern was $60,869 and $51,369 as of September 30, 2003 and December 31, 2002, respectively.

        In September 2003, NorthWestern announced that it had filed a voluntary petition for relief seeking to reorganize under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware to facilitate a financial restructuring of its business. Expanets was not included in this Chapter 11 filing.

        See Note 12 for the details of guarantees made by NorthWestern on behalf of the Company.

Transactions with Lucent and Avaya

        In March 2000 the Company entered into an agreement with Lucent to acquire its primary distribution function for voice communications systems for small and mid-sized enterprises. In partial consideration paid for the acquisition, the Company issued to Lucent 59,652 shares of Series E preferred stock, a $15,000 promissory note convertible into the Company's Series D preferred stock and a $35,000 subordinated promissory note. The Company elected to convert the $15,000 promissory note into 15,000 shares of Series D preferred stock in 2001. On September 30, 2000, Lucent spun-off its enterprise networking business to Avaya. As a result, Avaya acquired all rights and obligations of Lucent with respect to the acquisition.

        In May 2001 Avaya agreed to provide a $125,000 short-term secured line of credit to the Company. The line of credit applied to certain unpaid amounts and outstanding payables due to Avaya by the Company and was secured by a first priority lien on the Company's receivables and inventory. NorthWestern agreed to purchase up to $25,000 in inventory and accounts receivable from Avaya in the event of a default by the Company. In March 2002, the Company and NorthWestern entered into an amended credit agreement with Avaya to provide for installment payments under the line of credit with the final balance due to Avaya on December 31, 2002. Additionally, as part of the amended agreement, NorthWestern agreed to purchase up to $50,000 in inventory and accounts receivable from Avaya in the event of a default by the Company. In December 2002, Avaya agreed to extend the term of the final installment payment of $27,185 to February 2003.

        In March 2003, the Company and NorthWestern entered into a restructured agreement with Avaya to resolve matters related to the March 2000 transaction and to set payment terms for the remaining amounts due to Avaya under the line of credit. In exchange for the companies providing mutual general releases of liability concerning the outstanding operational issues, the parties agreed to, among other things, the following:

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  Avaya canceled the subordinated promissory note and surrendered the preferred equity interests. The carrying amount of the subordinated promissory note at the time of settlement, $27,292, was recorded as a gain on extinguishment of debt, which was included in the Consolidated Statement of Operations.

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  Avaya converted $27,185 due from the Company under the line of credit, to a term loan, which was to be repaid in three equal installments of approximately $9,000 on January 1, April 1, and July 1, 2004.

        In September 2003, Avaya sold the note evidencing the term loan to an unaffiliated third party. Upon the closing of the acquisition of substantially all the assets of the Company by Avaya, all amounts due under this note were paid in full.

14.    SUBSEQUENT EVENTS

Avaya Transaction

        In November 2003, Avaya acquired substantially all of the assets and assumed certain liabilities of the Company, excluding any liabilities for the claims and litigation described in Note 12. Under the terms of the asset purchase agreement, Avaya paid the Company approximately $55,000 in cash. In addition, the Avaya paid approximately $27,185 to a creditor of the Company to satisfy certain obligations of the Company under the term loan described above and deposited approximately $14,600 into an escrow account to satisfy certain liabilities of the Company. The purchase price is subject to adjustment within 90 days after the closing.

        In connection with the closing of the sale, Northwestern, and Avaya entered into a Transition Services Agreement whereby the parties mutually agreed to provide certain post closing services to the other parties and the Company terminated the $25,000 Credit Facility.

        As a result of the sale, in November and December 2003 payments were made to officers and executives of the Company under the agreements described in Note 13 in a total amount of approximately $2,595 for severance payments of which $774 was due to change of control provisions.

Termination of Employee Stock Options

        In October 2003, the Board of Directors of the Company approved a resolution which terminated all of the employee stock option plans upon the sale of the Company. The exercise price of all the options were below fair market value. Option holders were sent correspondence that any option outstanding under the plans must be exercised by November 4, 2003. There were no holders that exercised their rights to the stock options and, accordingly, all such options were terminated.

QuickLinks

  Exhibit 99.1
REPORT OF INDEPENDENT AUDITORS
EXPANETS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (dollars in thousands)
EXPANETS, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (dollars in thousands, except for share amounts)
EXPANETS, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (dollars in thousands, except for share amounts)
EXPANETS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT (dollars in thousands)
EXPANETS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (dollars in thousands)
EXPANETS, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (dollars in thousands, except for share amounts)